UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2014

GREAT NORTHERN IRON ORE PROPERTIES

(Exact name of registrant as specified in its charter)

Minnesota	1-701	41-0788355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

W-1290 First National Bank Building, 332 Minnesota Street, St. Paul, MN		55101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (651) 224-2385

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a), (b), (c) Not applicable

(d) On December 19, 2014, the Trustees of Great Northern Iron Ore Properties convened for their quarterly meeting and adopted a resolution to terminate the Trust of Great Northern Iron Ore Properties (“Trust”) as of April 6, 2015, pursuant to the terms of the December 7, 1906 Trust Agreement that governs the Trust and, further, authorized the delisting of the certificates of beneficial interest on the same date. The press release, dated December 23, 2014, reporting the Trustees’ formal action is set forth in Exhibit 99.1 attached hereto and is incorporated into this Current Report as if fully set forth herein.

Item 9.01    Financial Statements and Exhibits.

(a) Financial statements of businesses acquired: None

(b) Pro forma financial information: None

(c) Shell company transactions: None

(d) Exhibits:

Exhibit No.	Document
99.1	Press Release, dated December 23, 2014, reporting the Trustees’ formal action declaring the termination of the Trust of Great Northern Iron Ore Properties (“Trust”) on April 6, 2015, pursuant to the terms of the December 7, 1906 Trust Agreement governing said Trust and, further, authorizing the delisting of the certificates of beneficial interest on the same date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT NORTHERN IRON ORE PROPERTIES
(Registrant)

Date	December 23, 2014	By	/s/ Joseph S. Micallef
Joseph S. Micallef, President of the Trustees and Chief Executive Officer

Date	December 23, 2014	By	/s/ Thomas A. Janochoski
Thomas A. Janochoski, Vice President & Secretary and Chief Financial Officer

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

GREAT NORTHERN IRON ORE PROPERTIES

W-1290 First National Bank Building
332 Minnesota Street
Saint Paul, Minnesota 55101-1361

Exhibit No.	Document
99.1	Press Release, dated December 23, 2014, reporting the Trustees’ formal action declaring the termination of the Trust of Great Northern Iron Ore Properties (“Trust”) on April 6, 2015, pursuant to the terms of the December 7, 1906 Trust Agreement governing said Trust and, further, authorizing the delisting of the certificates of beneficial interest on the same date.